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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

                       DURABLE HOMES, INC., a Nevada Corporation
                       PETERS RANCHLAND COMPANY, INC., a Delaware Corporation J.M. PETERS NEVADA, INC., a Delaware Corporation
                       NEWPORT DESIGN CENTER, INC., a California Corporation
                       BAY HILL ESCROW, INC., a California Corporation
                       CAPITAL PACIFIC COMMUNITIES, INC., a Delaware Corporation DURABLE HOMES OF CALIFORNIA, INC., a Delaware
                         Corporation
                       J.M. PETERS ARIZONA, INC., a Delaware Corporation
                       CAPITAL PACIFIC MORTGAGE, INC. a Delaware Corporation TAOS ESTATES, L.P., a Nevada Limited Partnership
                       LAS HADAS, L.P., a Nevada Limited Partnership
                       PLATEAU VENTURE, L.P., a Nevada Limited Partnership PORTRAITS VENTURE, L.P., a Nevada Limited Partnership RANCHLAND ALICANTE DEVELOPMENT, L.P. a California
                         Limited Partnership
                       RANCHLAND MONTILLA DEVELOPMENT, L.P., a California
                         Limited Partnership
                       RANCHLAND FAIRWAY ESTATES DEVELOPMENT, L.P., a
                         California Limited Partnership
                       RANCHLAND PORTOLA DEVELOPMENT, L.P. a California
                         Limited Partnership